Exhibit 10.59
IRVINE SENSORS CORPORATION
STOCK APPRECIATION RIGHTS AGREEMENT
(STOCK SETTLED)
     This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”), dated as of ___, ___(the “Effective Date”), is between Irvine Sensors Corporation, a Delaware corporation (the “Company”) and ___, an individual resident of ___(“Participant”). This Agreement is granted under the Irvine Sensors Corporation 2006 Omnibus Incentive Plan (the “Plan”) and is subject to the terms of that Plan. This Agreement represents the Company’s unfunded and unsecured promise to issue common stock of the Company, $0.01 par value (“Shares”) at a future date based on appreciation in the market value of such Shares from the date of this Agreement, subject to the terms of this Agreement and the Plan.
     1. Award. The Company hereby grants Participant stock appreciation rights (the “SAR”) with respect to ___shares of Common Stock (the “Award”). The initial value of the SAR is $  per share (the “Grant Price”). The Award represents the right to receive the Shares only when, and with respect to the number of Shares to which, the Award has vested (the “Vested Shares”).The Award is subject to the terms and conditions set forth in this Agreement and in the Plan. A copy of the Plan will be furnished upon request of Participant. The SAR shall terminate at the close of business ten (10) years from the Effective Date.
     2. Vesting. Subject to the terms and conditions of this Agreement and the Plan, the SAR awarded to Participant pursuant to this Agreement shall vest and may be exercised by Participant with respect to the number of Vested Shares set forth in the following schedule:

Percentage of Shares with
On or after Each of	Respect to Which the SAR Is
the Following Dates	Exercisable

     Notwithstanding the provisions set forth above in this Section 2, (i) in the event of termination of Participant’s employment with or Service to the Company as a result of Participant’s death or Permanent Disability while in the employ or Service of the Company, the next vesting date for the SAR, as set out above, shall accelerate by twelve (12) months as of such date of termination; and (ii) if, after the initial vesting date set forth above, Participant ceases to be an employee or provide Service by reason of Ordinary Retirement prior to the vesting of the SAR under Sections 2 or 6 hereof, then the vesting of the SAR, as set out above, shall accelerate in full as of such date of Ordinary Retirement. For purposes of this Agreement, “Ordinary Retirement” shall mean the retirement of the Participant on a date upon which, if the Participant is an employee, the sum of the Participant’s age and number of years of employment with the Company equals or exceeds eighty-five (85) years or, if the Participant is a non-employee director, the number of years of Service to the Company exceeds five (5) years.

     3. Exercise of SAR after Death or Termination of Employment or Service. The SAR shall terminate and may no longer be exercised if Participant ceases to be employed by or provide Service to the Company or its Affiliates, except that:
     (a) If Participant’s employment or Service shall be terminated for any reason, voluntary or involuntary, other than for “Misconduct” (as defined in Section 3(e)) or Participant’s death or Permanent Disability, Participant may at any time within a period of three (3) months after such termination exercise the SAR to the extent the SAR was exercisable by Participant on the date of the termination of Participant’s employment or Service.
     (b) If Participant’s employment is terminated for Misconduct, the SAR shall be terminated as of the date of the act giving rise to such termination.
     (c) If Participant shall die while the SAR is still exercisable according to its terms, or if employment or Service is terminated because of Participant’s Permanent Disability while in the employ or Service of the Company and Participant shall not have fully exercised the SAR, such SAR may be exercised at any time within twelve (12) months after Participant’s death or date of termination of employment or Service for such Permanent Disability by Participant, personal representatives, administrators or guardians of Participant, as applicable, or by any person or persons to whom the SAR is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Vested Shares Participant was entitled to purchase under the SAR on (i) the earlier of the date of death or termination of employment or Service or (ii) the date of termination for such Permanent Disability, as applicable.
     (d) Notwithstanding the above, in no case may the SAR be exercised to any extent by anyone after the termination date of the SAR.
     (e) “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or of any Affiliate), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner. However, if the term or concept has been defined in an employment agreement between the Company and Participant, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss any Participant or other person in the Service of the Company (or any Affiliate) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Agreement, to constitute grounds for termination for Misconduct.
     4. Method of Exercise of SAR.
     (a) SARs may be exercised with respect to Vested Shares by delivery to the Company of a written notice which shall state that Participant elects to exercise the SAR as to the number of Vested Shares specified in the notice as of the date specified in the notice.

     (b) Subject to deduction as described in Section 4(c) for withholding, upon exercise of the SAR, the Participant shall be entitled to receive a number of Shares (“Issued Shares”) for each Vested Share with respect to which the SAR is exercised that is equal to (i) the excess of the Fair Market Value of one Share on the date of exercise, over the Grant Price, divided by (ii) the Fair Market Value of one Share on the date of exercise. The distribution to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative, of Issued Shares shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. This SAR may be exercised only with respect to full shares and no fractional share of stock shall be issued.
     (c) By signing this Agreement, Participant agrees that the Company may withhold from Issued Shares due upon exercise of the SAR, or at its election from the Participant’s wages or other cash compensation, all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”) due from the Company or the subsidiary that is the Participant’s actual employer. To the extent that the Company determines that it is not feasible, or not permissible under applicable law, to withhold in Shares, then prior to the issuance of Issued Shares as provided in Section 4(b) above, Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Participant’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Participant’s actual employer. In this regard, Participant authorizes the Company or the Participant’s actual employer to withhold all applicable Tax Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Participant’s actual employer. Participant shall pay to the Company or to the Participant’s actual employer any amount of Tax Related Items that the Company or the Participant’s actual employer may be required to withhold as a result of Participant’s receipt of the Award, the vesting of the Award, or exercise of the Award that cannot be satisfied by the means previously described. The Company may refuse to deliver Issued Shares to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax Related Items as described herein.
     Regardless of any action the Company or the subsidiary of the Company that is Participant’s actual employer takes with respect to any or all Tax Related Items, Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of Award, or the exercise of the Award; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Related Items.

     5. Additional Restrictions on Transfer of SAR». During the lifetime of Participant, the SAR shall be exercisable only by Participant and shall not be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of at any time prior to delivery of the Issued Shares in accordance with Section 4, other than by will or the laws of descent and distribution.
     6. Change in Control.
     (a) Immediately prior to the effective date of a “Change in Control” (as defined in Section 6(e)), this SAR shall vest and become exercisable for all of the Shares subject to the Award and may be exercised for any or all of those Shares subject to the Award. However, this SAR shall not vest and become exercisable on an accelerated basis if and to the extent: (i) this SAR is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this SAR is to be replaced with a cash incentive program of the successor corporation which preserves the economic value existing at the time of the Change in Control of the Shares subject to the Award for which this SAR is not otherwise at that time exercisable and provides for subsequent payout of that economic value no later than the time this SAR would have vested and become exercisable for those Shares subject to the Award.
     (b) Immediately following the consummation of the Change in Control, this SAR shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
     (c) If this SAR is assumed or otherwise continued in effect in connection with a Change in Control, then this SAR shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Participant in consummation of such Change in Control had this SAR been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Grant Price, provided the aggregate Grant Price shall remain the same. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this SAR, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.
     (d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     (e) For purposes of this Agreement, “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.
     7. Capital Adjustments and Reorganization. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (a) the number and/or class of securities subject to this SAR and (b) the Grant Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
     8. Miscellaneous.
     (a) Entire Agreement; Plan Provisions Control. This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be and binding on all persons having an interest in this SAR. All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.
     (b) Rights of Stockholders. Prior to the exercise of the SAR and prior to receipt by the Participant, Participant’s legal representative, or a permissible assignee, of Issued Shares as provided in this Agreement, neither Participant, Participant’s legal representative nor a permissible assignee shall be or have any of the rights and privileges of a stockholder of the Company with respect to this Agreement or the Shares subject to the Award referenced in this Agreement.
     (c) No Right to Employment. The grant of the SAR shall not be construed as giving Participant the right to be retained in the employ of, or if Participant is a director of the Company or an Affiliate as giving the Participant the right to continue as a director of, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement. Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The SAR granted under this Agreement shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
     (d) Governing Law. The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
     (e) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.
     (f) No Trust or Fund Created. Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.
     (g) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.
     (h) Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be addressed to Participant at the address indicated below Participant’s signature line at the end of this Agreement or at such other address as Participant may designate by ten (10) days’ advance written notice to the Company. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third (3rd) day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.
     (i) Conditions Precedent to Issuance of Issued Shares. Issued Shares shall not be issued pursuant to the exercise of the SAR unless such exercise and the issuance and delivery of the applicable Issued Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state blue sky laws, the requirements of any applicable Stock Exchange or the Nasdaq Stock Market and the Delaware General Corporation Law. As a condition to the exercise of the purchase price relating to the

SAR, the Company may require that the person exercising or paying the purchase price represent and warrant that the Issued Shares are being purchased only for investment and without any present intention to sell or distribute such Issued Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
     (j) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with the Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Participant.
     (k) Consultation With Professional Tax and Investment Advisors. Participant acknowledges that the grant, exercise and vesting with respect to this SAR, and the sale or other taxable disposition of the Issued Shares, may have tax consequences pursuant to the Internal Revenue Code of 1986, as amended, or under local, state or international tax laws. Participant further acknowledges that Participant is relying solely and exclusively on Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Participant understands and agrees that any and all tax consequences resulting from the SAR and its grant, exercise and vesting, and the sale or other taxable disposition of the Issued Shares, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Participant for such taxes or other items.
     IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

IRVINE SENSORS CORPORATION

By:

Name:

Title:

PARTICIPANT:

Name:

Address:

Facsimile: